Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-180334, 333-172409; Form S-3 No. 333-183237, 333-182245) and in the related prospectuses of AcelRx Pharmaceuticals, Inc. of our report dated March 12, 2013, with respect to the financial statements of AcelRx Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Redwood City, California

March 12, 2013